As filed with the Securities and Exchange Commission on June 28, 2023

Registration No. 333

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Takeda Yakuhin Kogyo Kabushiki Kaisha
(Exact name of Registrant as specified in its charter)

Takeda Pharmaceutical Company Limited
(Translation of Registrant’s name into English)

Japan
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No. (if applicable))

Costa Saroukos
1-1, Nihonbashi-Honcho 2-Chome
Chuo-ku, Tokyo 103-8668, Japan
Tel: +81-3-3278-2306
Fax: +81-3-3278-2268
(Address of principal executive offices)

Takeda Pharmaceutical Company Limited
Long Term Incentive Plan

Takeda Pharmaceutical Company Limited
Employee Stock Purchase Plan

(Full titles of the plans)

Takeda Pharmaceuticals U.S.A., Inc.
95 Hayden Avenue, Lexington, MA 02421
(Name and address of agent for service)

1-781-482-9222
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒         Accelerated filer ☐
Non-accelerated filer ☐        Smaller reporting company ☐
        Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the Plans as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

As noted above, the documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plans as specified under Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which the Registrant previously filed with, or furnished to, the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2023 filed with the Commission on June 28, 2023.

(b) The description of the Registrant’s Common Stock contained in Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2023 filed with the Commission on June 28, 2023, including any amendment or report filed for the purpose of updating such description.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2023.

In addition, all of the Registrant’s reports filed with the Commission (with respect to any Form 6-K, only to the extent designated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 330 of the Companies Act make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan (the “Civil Code”), applicable to the relationship between the Registrant and its directors. Section 10 of the Civil Code, among other things, provides in effect that:

(1) Any director of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;

(2) If a director of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor and interest thereon after the date of payment from such company;

(3) If a director of a company has assumed an obligation necessary for the management of the affairs of such company entrusted to him or her, he or she may require such company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) If a director of a company, without any fault on his or her part, sustains damage through the management of the affairs of such company entrusted to him or her, he or she may demand compensation therefor from such company.

In accordance with Article 427, Paragraph 1 of the Companies Act and the Registrant’s Articles of Incorporation, the Registrant has entered into an agreement with our non-executive directors, which limit the maximum amount of their respective liabilities to the Registrant to the minimum amount stipulated by applicable laws and regulations, so long as those directors act in good faith and without gross negligence in performing their duties.

Further, pursuant to Article 426, paragraph 1 of the Companies Act and our Articles of Incorporation, the Registrant may exempt, by resolution of the board of directors, our directors from liabilities to the Registrant arising in connection with their failure to perform their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations.

In accordance with Article 430-2, Paragraph 1 of the Companies Act, the Registrant has entered into indemnity agreements with each of its directors for liability arising out their status as directors or out of an alleged wrongful act by them in such capacity to the extent permitted by applicable law.

In accordance with Article 430-3, Paragraph 1 of the Companies Act, the Registrant has in place a directors and officers liability insurance policy, which indemnifies its directors and officers against liability arising from certain acts performed or omission thereof in their respective capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K)

Exhibit No.	Description
4.1	Articles of Incorporation of Takeda Pharmaceutical Company Limited (English Translation) (incorporated by reference to Exhibit 99.1 to Form 6-K of the Registrant, filed on March 1, 2023).
4.2	Board of Directors Charter of Takeda Pharmaceutical Company Limited (English Translation) (incorporated by reference to Exhibit 1.2 to Form 20-F of the Registrant, filed on June 28, 2023).
4.3
Form of Amended and Restated Deposit Agreement among the Takeda Pharmaceutical Company Limited, The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form 20-F of the Registrant, filed on December 17, 2018).

5.1	Opinion of Nishimura & Asahi, counsel to the Registrant, as to the legality of the Common Stock to be issued pursuant to the Takeda Pharmaceutical Company Limited Long Term Incentive Plan.
23.1	Consent of KPMG AZSA LLC.
23.2	Consent of Nishimura & Asahi, counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).
99.1	Takeda Pharmaceutical Company Limited Long Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of the registrant filed on June 25, 2020).
99.2	Takeda Pharmaceutical Company Limited Employee Stock Purchase Plan.
107	Filing Fee Table.
In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 -- Opinion regarding the legality of the Common Stock to be issued pursuant to the Takeda Pharmaceutical Company Limited Employee Stock Purchase Plan (the “Takeda ESPP”) being registered, as the Takeda ESPP provides that the American Depositary Shares underlying the shares of Common Stock to be issued under the Takeda ESPP will be purchased by the Trustee of the Plan on the open market. The Takeda ESPP does not provide for such shares to be issued by the Registrant out of its authorized and unissued shares of the Common Stock.

ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Takeda Pharmaceutical Company Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan on June 28, 2023.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Christophe Weber and Costa Saroukos, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 28th day of June 2023.

Signature	Capacity
/s/ Christophe Weber	Representative Director, President and Chief Executive Officer (Principal Executive Officer)
Christophe Weber

/s/ Costa Saroukos	Director and Chief Financial Officer (Principal Financial Officer)
Costa Saroukos

/s/ Norimasa Takeda	Chief Accounting Officer and Corporate Controller (Controller)
Norimasa Takeda

/s/ Andrew S. Plump	Director and President, Research and Development
Andrew S. Plump

/s/ Masami Iijima	External Director
Masami Iijima

/s/ Olivier Bohuon	External Director
Olivier Bohuon

/s/ Jean-Luc Butel	External Director
Jean-Luc Butel

/s/ Ian Clark	External Director
Ian Clark

/s/ Steven Gillis	External Director
Steven Gillis

/s/ John Maraganore	External Director
John Maraganore

/s/ Michel Orsinger	External Director
Michel Orsinger

/s/ Miki Tsusaka	External Director
Miki Tsusaka

/s/ Koji Hatsukawa	External Director
Koji Hatsukawa

/s/ Yoshiaki Fujimori	External Director
Yoshiaki Fujimori

/s/ Emiko Higashi	External Director
Emiko Higashi

/s/ Kimberly A. Reed	External Director
Kimberly A. Reed

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint Costa Saroukos, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, Takeda Pharmaceutical Company Limited’s duly authorized representative in the United States, on this 28th day of June 2023.

Takeda Pharmaceuticals U.S.A., Inc.

By:	/s/ Paul Sundberg
	Name:	Paul Sundberg
	Title:	Assistant Secretary